Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Third Quarter 2022 Results and Increases its Regular Quarterly Dividend on its Common Stock

Financial and Business Highlights

•	Cogent approved an increase of $0.01 per share to its regular quarterly dividend for a total of $0.915 per share for Q4 2022 as compared to $0.905 per share for Q3 2022 – Cogent’s forty-first consecutive quarterly dividend increase.

o	The Q4 2022 $0.915 dividend per share represents an annual increase of 10.2% from the dividend per share of $0.830 for Q4 2021.

•	Service revenue increased from Q2 2022 to Q3 2022 by 1.0% to $150.0 million and increased from Q3 2021 to Q3 2022 by 1.4%.

o	Service revenue, on a constant currency basis, increased from Q2 2022 to Q3 2022 by 2.0% and increased from Q3 2021 to Q3 2022 by 4.3%.

o	Service revenue, on a constant currency basis and adjusted for the impact of excise tax revenues, increased from Q2 2022 to Q3 2022 by 1.6% and increased from Q3 2021 to Q3 2022 by 4.7%.

•	Net cash provided by operating activities increased by 55.7% to $53.6 million for Q3 2022 and increased by 13.0% from Q3 2021 to Q3 2022.

•	Sprint (T-Mobile Wireline) acquisition costs were $2.0 million for Q3 2022.

•	EBITDA margin, including the impact of $2.0 million of Sprint (T-Mobile Wireline) acquisition costs, decreased by 80 basis points from Q2 2022 to 38.6% for Q3 2022 and decreased by 40 basis points from Q3 2021 to Q3 2022.

o	EBITDA margin, excluding the impact of $2.0 million of Sprint (T-Mobile Wireline) acquisition costs, increased by 50 basis points from Q2 2022 to 39.9% for Q3 2022 and increased by 90 basis points from Q3 2021 to Q3 2022.

•	EBITDA, including the impact of $2.0 million of Sprint (T-Mobile Wireline) acquisition costs, decreased by 1.0% from Q2 2022 to $57.9 million for Q3 2022 and increased by 0.2% from Q3 2021 to Q3 2022.

o	EBITDA, excluding the impact of $2.0 million of Sprint (T-Mobile Wireline) acquisition costs, increased by 2.4% from Q2 2022 to $59.9 million for Q3 2022 and increased by 3.7% from Q3 2021 to Q3 2022.

[WASHINGTON, D.C. November 3, 2022] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $150.0 million for the three months ended September 30, 2022, an increase of 1.0% from the three months ended June 30, 2022 and an increase of 1.4% from the three months ended September 30, 2021. Foreign exchange rates negatively impacted service revenue growth from the three months ended June 30, 2022 to the three months ended September 30, 2022 by $1.5 million and negatively impacted service revenue growth from the three months ended September 30, 2021 to the three months ended September 30, 2022 by $4.2 million. On a constant currency basis, service revenue increased by 2.0% from the three months ended June 30, 2022 to the three months ended September 30, 2022 and increased by 4.3% from the three months ended September 30, 2021 to the three months ended September 30, 2022.

The impact of excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense, positively impacted service revenue growth from the three months ended June 30, 2022 to the three months ended September 30, 2022 by $0.7 million and negatively impacted service revenue growth from the three months ended September 30, 2021 to the three months ended September 30, 2022 by $0.7 million. On a constant currency basis, and adjusting for the impact of changes in excise tax revenue, service revenue increased by 1.6% from the three months ended June 30, 2022 to the three months ended September 30, 2022 and increased by 4.7% from the three months ended September 30, 2021 to the three months ended September 30, 2022.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $113.2 million for the three months ended September 30, 2022, an increase of 1.1% from the three months ended June 30, 2022 and an increase of 1.9% from the three months ended September 30, 2021.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $36.6 million for the three months ended September 30, 2022; an increase of 0.9% from the three months ended June 30, 2022 and a decrease of 0.1% from the three months ended September 30, 2021.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 1.8% from the three months ended September 30, 2021 to $69.9 million for the three months ended September 30, 2022 and increased by 1.5% from the three months ended June 30, 2022. GAAP gross margin was 46.6% for the three months ended September 30, 2022, 46.4% for the three months ended September 30, 2021 and 46.4% for the three months ended June 30, 2022.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 1.7% from the three months ended September 30, 2021 to $93.0 million for the three months ended September 30, 2022 and increased by 1.0% from the three months ended June 30, 2022. Non-GAAP gross margin was 62.0% for the three months ended September 30, 2022, 61.8% for the three months ended September 30, 2021 and 62.0% for the three months ended June 30, 2022.

Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $4.1 million for the three months ended September 30, 2022, $4.8 million for the three months ended September 30, 2021 and $3.4 million for the three months ended June 30, 2022.

Net cash provided by operating activities increased by 13.0% from the three months ended September 30, 2021 to $53.6 million for the three months ended September 30, 2022 and increased by 55.7% from the three months ended June 30, 2022.

Earnings before interest, taxes, depreciation and amortization (EBITDA), including $2.0 million of Sprint (T-Mobile Wireline) acquisition costs, increased by 0.2% from the three months ended September 30, 2021 to $57.9 million for the three months ended September 30, 2022 and decreased by 1.0% from the three months ended June 30, 2022. EBITDA margin, including $2.0 million of Sprint (T-Mobile Wireline) acquisition costs, was 38.6% for the three months ended September 30, 2022, 39.0% for the three months ended September 30, 2021 and 39.4% for the three months ended June 30, 2022.

Earnings before interest, taxes, depreciation and amortization (EBITDA), excluding $2.0 million of Sprint (T-Mobile Wireline) acquisition costs, increased by 3.7% from the three months ended September 30, 2021 to $59.9 million for the three months ended September 30, 2022 and increased by 2.4% from the three months ended June 30, 2022. EBITDA margin, excluding $2.0 million of Sprint (T-Mobile Wireline) acquisition costs, was 39.9% for the three months ended September 30, 2022, 39.0% for the three months ended September 30, 2021 and 39.4% for the three months ended June 30, 2022.

Basic net and diluted (loss) income per share was $(0.17) for the three months ended September 30, 2022, $0.29 and $0.28 for the three months ended September 30, 2021 and $0.24 for the three months ended June 30, 2022.

Total customer connections increased by 3.6% from September 30, 2021 to 96,321 as of September 30, 2022 and increased by 0.6% from June 30, 2022. On-net customer connections increased by 3.1% from September 30, 2021 to 82,614 as of September 30, 2022 and increased by 0.4% from June 30, 2022. Off-net customer connections increased by 6.9% from September 30, 2021 to 13,359 as of September 30, 2022 and increased by 1.5% from June 30, 2022.

The number of on-net buildings increased by 118 from September 30, 2021 to 3,126 as of September 30, 2022 and increased by 31 from June 30, 2022.

Quarterly Dividend Increase Approved

On November 2, 2022, Cogent’s Board approved a regular quarterly dividend of $0.915 per share payable on December 2, 2022 to shareholders of record on November 18, 2022. This fourth quarter 2022 regular dividend represents an increase of $0.01 per share, or 1.1%, from the third quarter 2022 regular dividend of $0.905 per share and an annual increase of 10.2% from the fourth quarter 2021 dividend of $0.830 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indentures and other factors deemed relevant by the Board.

Impact of COVID-19

Cogent continues to be impacted by the COVID-19 pandemic and the accompanying responses by governments around the world. The recent spread of variants of COVID-19 has introduced new uncertainty. A resurgence of COVID-19, due to immunity-resistant variants, may cause our corporate customers to continue to delay the return of their employees to the office, to cause these customers to shift workers in the office back to remote work and to delay further opening new offices. A resurgence may also cause Cogent’s employees to be more reluctant to continue in, or make new employees more reluctant to accept, full time, in-office positions.

The ongoing impact of the COVID-19 pandemic, including the spread of variant strains, and related government restrictions on Cogent’s business is unknown as a significant amount of uncertainty and volatility remains. Cogent does not know the ultimate scope and duration of the pandemic, the availability, efficacy and uptake of vaccines and therapeutic treatments, government actions that have been taken, or may be taken in the future in response to the pandemic and global economic conditions during and after the pandemic. Cogent has experienced a slight slowdown in the availability and delivery of networking equipment but Cogent believes it can adequately manage the operation, maintenance, upgrading and growth of its network. A worsening or prolonged slowdown may impact our ability to expand and augment our network. Most Cogent employees worldwide returned to its offices on a full-time basis in the first quarter of 2022. Cogent is implementing measures to protect its workforce, but it can provide no assurance that these measures will be sufficient. Cogent’s decisions to require its employees to return to its offices on a full-time basis and to implement a COVID-19 vaccine mandate, where legally permitted, may impede its ability to retain existing employees or attract new employees. Moreover, Cogent’s results of operations may be adversely affected in the future as the pandemic and the related government restrictions continue or are reintroduced. Cogent may also experience slowdowns in new customer orders, find it difficult to collect from customers who are experiencing financial distress, undergo an increase in customer churn, encounter difficulties accessing the buildings and locations where Cogent installs new services and serves existing customers, or have difficulties procuring, shipping or installing necessary equipment on its network. Cogent may find that the impact of the pandemic on its vendors and their respective workforces may slow the delivery of services from these vendors to Cogent. Cogent may also find that its largest customer base, which is served primarily in its multi-tenant office buildings, may be adversely affected by falling demand for commercial office space in central business districts as companies located in these buildings elect not to return to their office space either on a temporary or even permanent basis or slow the pace of opening new offices. In addition, Cogent’s corporate customer base may reduce their overall number of locations due to adverse economic conditions or new working configurations which may adversely affect Cogent’s number of corporate connections and service revenues. As a result, the global economic impact of the COVID-19 pandemic may have prolonged effects that impact Cogent’s business well into the future. These and other risks are described in more detail in Cogent’s Annual Report on Form 10-K for the year ended December 31, 2021 and in its Quarterly Report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on November 3, 2022 to discuss Cogent’s operating results for the third quarter of 2022 and to discuss Cogent’s expectations for full year 2022. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 219 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Metric ($ in 000’s, except share and per share data) – unaudited
On-Net revenue	$109,947	$111,041	$111,099	$110,749	$112,634	$111,975	$113,219
% Change from previous Qtr.	2.6%	1.0%	0.1%	-0.3%	1.7%	-0.6%	1.1%
Off-Net revenue	$36,723	$36,699	$36,656	$36,304	$36,387	$36,282	$36,611
% Change from previous Qtr.	0.1%	-0.1%	-0.1%	-1.0%	0.2%	-0.3%	0.9%
Non-Core revenue (1)	$107	$139	$172	$155	$154	$193	$170
% Change from previous Qtr.	-10.8%	29.9%	23.7%	-9.9%	-0.6%	25.3%	-11.9%
Service revenue – total	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000
% Change from previous Qtr.	2.0%	0.8%	0.0%	-0.5%	1.3%	-0.5%	1.0%
Constant currency total revenue quarterly growth rate – sequential quarters (6)	1.7%	0.6%	0.5%	0.1%	1.7%	0.4%	2.0%
Constant currency total revenue quarterly growth rate – year over year quarters (6)	2.3%	2.8%	3.6%	2.9%	2.9%	2.7%	4.3%
Constant currency and excise tax impact on total revenue quarterly growth rate – sequential quarters (6)	1.4%	0.5%	0.5%	0.4%	2.1%	0.6%	1.6%
Constant currency and excise tax impact on total revenue quarterly growth rate – year over year quarters (6)	1.8%	1.7%	2.9%	2.8%	3.5%	3.6%	4.7%
Excise Taxes included in service revenue	$4,528	$4,811	$4,813	$4,336	$3,742	$3,448	$4,118
% Change from previous Qtr.	9.3%	6.3%	0.0%	-9.9%	-13.7%	-7.9%	19.4%
Network operations expenses (2)	$55,016	$56,044	$56,482	$56,272	$57,305	$56,369	$57,044
% Change from previous Qtr.	0.9%	1.9%	0.8%	-0.4%	1.8%	-1.6%	1.2%
GAAP gross profit (3)	$67,715	$69,603	$68,673	$68,223	$69,038	$68,865	$69,883
% Change from previous Qtr.	1.6%	2.8%	-1.3%	-0.7%	1.2%	-0.3%	1.5%
GAAP gross margin (3)	46.1%	47.1%	46.4%	46.3%	46.3%	46.4%	46.6%
Non-GAAP gross profit (4) (6)	$91,761	$91,835	$91,445	$90,936	$91,870	$92,081	$92,956

% Change from previous Qtr.	2.7%	0.1%	-0.4%	-0.6%	1.0%	0.2%	1.0%
Non-GAAP gross margin (4) (6)	62.5%	62.1%	61.8%	61.8%	61.6%	62.0%	62.0%
Selling, general and administrative expenses (5)	$36,211	$34,654	$33,692	$33,526	$34,715	$33,624	$35,083
% Change from previous Qtr.	7.4%	-4.3%	-2.8%	-0.5%	3.5%	-3.1%	4.3%
Depreciation and amortization expense	$21,970	$22,096	$22,609	$22,567	$22,688	$23,071	$22,897
% Change from previous Qtr.	-2.2%	0.6%	2.3%	-0.2%	0.5%	1.7%	-0.8%
Equity-based compensation expense	$7,307	$6,874	$6,588	$6,053	$6,056	$5,907	$6,211
% Change from previous Qtr.	25.0%	-5.9%	-4.2%	-8.1%	0.0%	-2.5%	5.1%
Operating income	$26,291	$28,211	$28,556	$36,165	$28,784	$29,566	$28,095
% Change from previous Qtr.	-4.0%	7.3%	1.2%	26.6%	-20.4%	2.7%	-5.0%
Interest expense	$15,836	$14,236	$14,273	$13,714	$14,168	$13,478	$17,948
% Change from previous Qtr.	-1.1%	-10.1%	0.3%	-3.9%	3.3%	-4.9%	33.2%
Non-cash change in valuation – Swap agreement			$3,076	$5,939	$21,271	$7,510	$16,923
% Change from previous Qtr.				93.1%	258.2%	-64.7%	125.3%
Net income (loss)	$18,851	$(2,493)	$13,320	$18,507	$1,137	$11,164	$(8,007)
Foreign exchange gains (losses) on 2024 Euro Notes	$18,870	$(5,280)	$10,169	$8,763	$8,014	$23,547	$-
Basic net income (loss) per common share	$0.41	$(0.05)	$0.29	$0.40	$0.02	$0.24	$(0.17)
Diluted net income (loss) per common share	$0.41	$(0.05)	$0.28	$0.39	$0.02	$0.24	$(0.17)
Weighted average common shares – basic	46,067,096	46,229,603	46,293,524	46,420,168	46,575,848	46,691,142	46,736,742
% Change from previous Qtr.	0.4%	0.4%	0.1%	0.3%	0.3%	0.2%	0.1%
Weighted average common shares – diluted	46,507,258	46,229,603	46,866,929	46,992,639	46,929,191	47,029,446	46,736,742
% Change from previous Qtr.	1.3%	-0.6%	1.4%	0.3%	-0.1%	0.2%	-0.6%
EBITDA (6)	$55,550	$57,181	$57,753	$57,410	$57,155	$58,457	$57,873
% Change from previous Qtr.	-0.2%	2.9%	1.0%	-0.6%	-0.4%	2.3%	-1.0%
EBITDA margin	37.8%	38.7%	39.0%	39.0%	38.3%	39.4%	38.6%
Sprint (T-Mobile Wireline) acquisition costs	$-	$-	$-	$-	$-	$-	$2,004

EBITDA, as adjusted for Sprint (T-Mobile Wireline) acquisition costs (6)	$55,550	$57,181	$57,753	$57,410	$57,155	$58,457	$59,877
% Change from previous Qtr.	-0.2%	2.9%	1.0%	-0.6%	-0.4%	2.3%	2.4%
EBITDA, as adjusted for Sprint (T-Mobile Wireline) acquisition costs, margin	37.8%	38.7%	39.0%	39.0%	38.3%	39.4%	39.9%
Net cash provided by operating activities	$47,106	$39,749	$47,418	$35,984	$49,411	$34,403	$53,570
% Change from previous Qtr.	25.4%	-15.6%	19.3%	-24.1%	37.3%	-30.4%	55.7%
Capital expenditures	$15,444	$17,217	$21,959	$15,296	$18,121	$17,288	$23,971
% Change from previous Qtr.	-2.6%	11.5%	27.5%	-30.3%	18.5%	-4.6%	38.7%
Principal payments of capital (finance) lease obligations	$5,744	$6,192	$4,890	$6,228	$5,863	$5,236	$9,859
% Change from previous Qtr.	24.9%	7.8%	-21.0%	27.4%	-5.9%	-10.7%	88.3%
Dividends paid	$36,081	$37,001	$37,654	$39,552	$41,298	$41,855	$42,729
Purchases of common stock	$-	$-	$-	$-	$-	$-	$-
Gross Leverage Ratio (6)	4.39	5.13	5.07	5.02	4.94	5.22	5.31
Net Leverage Ratio (6)	3.31	3.45	3.50	3.58	3.58	3.70	3.93
Customer Connections – end of period
On-Net	78,389	79,146	80,162	80,723	81,627	82,277	82,614
% Change from previous Qtr.	1.4%	1.0%	1.3%	0.7%	1.1%	0.8%	0.4%
Off-Net	12,216	12,386	12,495	12,669	12,922	13,160	13,359
% Change from previous Qtr.	2.1%	1.4%	0.9%	1.4%	2.0%	1.8%	1.5%
Non-Core (1)	320	336	334	334	335	340	348
% Change from previous Qtr.	-1.5%	5.0%	-0.6%	-%	0.3%	1.5%	2.4%
Total customer connections	90,925	91,868	92,991	93,726	94,884	95,777	96,321
% Change from previous Qtr.	1.5%	1.0%	1.2%	0.8%	1.2%	0.9%	0.6%

On-Net Buildings – end of period
Multi-Tenant office buildings	1,796	1,802	1,816	1,817	1,824	1,826	1,832
Carrier neutral data center buildings	1,089	1,119	1,138	1,164	1,187	1,216	1,240
Cogent data centers	54	54	54	54	54	53	54
Total on-net buildings	2,939	2,975	3,008	3,035	3,065	3,095	3,126
Total carrier neutral data center nodes	1,274	1,309	1,332	1,359	1,383	1,409	1,433
Square feet – multi-tenant office buildings – on-net	978,095,164	979,876,141	984,753,702	986,941,224	992,336,259	993,590,499	995,522,774
Network – end of period
Intercity route miles	58,761	59,741	59,741	60,676	60,869	61,024	61,065
Metro route miles	15,596	15,742	15,979	16,338	16,614	16,822	17,477
Metro fiber miles	38,058	38,351	38,825	39,559	40,113	40,529	42,212
Connected networks – AS’s	7,471	7,530	7,597	7,569	7,625	7,685	7,766
Headcount – end of period
Sales force – quota bearing	547	565	516	490	479	477	522
Sales force - total	693	710	662	633	620	619	669
Total employees	1,066	1,087	1,031	1,001	987	988	1,041
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	4.3	4.5	4.3	4.2	4.7	4.9	4.6
FTE – sales reps	522	511	521	467	453	449	465

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent.

(2)	Network operations expense excludes equity-based compensation expense of $2,076, $136, $163, $146, $144, $145 and $176 in the three month periods ended March 31, 2021 through September 30, 2022, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees of $4,528, $4,811, $4,813, $4,336, $3,742, $3,448 and $4,118 in the three month periods ended March 31, 2021 through September 30, 2022, respectively.

(3)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(4)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide investors. Management uses them to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(5)	Excludes equity-based compensation expense of $5,231, $6,738, $6,425, $5,907, $5,912, $5,762 and $6,035 in the three month periods ended March 31, 2021 through September 30, 2022, respectively.

(6)	See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

Schedules of Non-GAAP Measures

EBITDA, EBITDA, as adjusted for Sprint acquisition costs, EBITDA margin and EBITDA, as adjusted for Sprint (T-Mobile Wireline) acquisition costs, margin

Acquisition of Sprint Communications

On September 6, 2022, Cogent Infrastructure, Inc., a Delaware corporation and a wholly owned subsidiary of Cogent Communications Holdings Inc., (“Holdings”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Sprint Communications LLC, a Kansas limited liability company (“Sprint”) and an indirect wholly owned subsidiary of T-Mobile US, Inc., a Delaware corporation (“T-Mobile”), and Sprint LLC, a Delaware limited liability company and a direct wholly owned subsidiary of T-Mobile, pursuant to which Holdings will acquire the U.S. long-haul fiber network (including the non-U.S. extensions thereof) of Sprint Communications and its subsidiaries (the “Wireline Business”). The Purchase Agreement provides that, upon the terms and conditions set forth therein, Holdings will purchase from the Seller all of the issued and outstanding membership interests (the “Purchased Interests”) of a Delaware limited liability company that holds Sprints’ assets and liabilities relating to the Wireline Business (such transactions contemplated by the Purchase Agreement, collectively, the “Transaction”).

Acquisition Related Costs

In connection with the Transaction and negotiation of the Purchase Agreement the Company incurred $2.0 million of professional fees in the three months ended September 30, 2022.

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted for Sprint acquisition costs, represents EBITDA plus costs related to the Company’s acquisition of Sprints Wireline Business. EBITDA margin is defined as EBITDA divided by total service revenue. EBITDA, as adjusted for Sprint acquisition costs margin is defined as EBITDA, as adjusted for Sprint acquisition costs, divided by total service revenue.

The Company believes that EBITDA, EBITDA, as adjusted for Sprint (T-Mobile Wireline) acquisition costs, EBITDA margin and EBITDA as adjusted for Sprint (T-Mobile Wireline) acquisition costs margin are useful measures of its ability to service debt, fund capital expenditures and expand its business. The measurements are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, EBITDA, as adjusted for Sprint acquisition costs, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs margin are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these measures are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these measures may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted for Sprint acquisition costs, are reconciled to net cash provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Net cash provided by operating activities	$47,106	$39,749	$47,418	$35,984	$49,411	$34,403	$53,570
Changes in operating assets and liabilities	$(9,060)	$2,352	$(3,191)	$7,607	$(6,294)	$5,108	$(13,107)
Cash interest expense and income tax expense	17,504	15,080	13,526	13,819	14,038	18,946	17,320
EBITDA	$55,550	$57,181	$57,753	$57,410	$57,155	$58,457	$57,873
PLUS: Sprint acquisition costs	-	-	-	-	-	-	$2,004
EBITDA, as adjusted for Sprint (T-Mobile Wireline) acquisition costs	$55,550	$57,181	$57,753	$57,410	$57,155	$58,457	$59,877
EBITDA margin	37.8%	38.7%	39.0%	39.0%	38.3%	39.4%	38.6%
EBITDA, as adjusted for Sprint (T-Mobile Wireline) acquisition costs, margin	37.8%	38.7%	39.0%	39.0%	38.3%	39.4%	39.9%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000
Impact of foreign currencies on service revenue	(447)	(150)	709	808	516	1,350	1,486
Service revenue - as adjusted for currency impact (1)	$146,330	$147,729	$148,636	$148,016	$149,691	$149,800	$151,486
Service revenue, as reported – prior sequential period	$143,901	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450
Constant currency increase	$2,429	$952	$757	$89	$2,483	$625	$3,036
Constant currency percent increase	1.7%	0.6%	0.5%	0.1%	1.7%	0.4%	2.0%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000
Impact of foreign currencies on service revenue	(2,608)	(2,965)	(555)	916	1,914	3,417	4,246
Service revenue - as adjusted for currency impact (2)	$144,169	$144,914	$147,372	$148,124	$151,089	$151,867	$154,246
Service revenue, as reported – prior year period	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879	$147,927
Constant currency increase	$3,254	$3,924	$5,070	$4,223	$4,312	$3,988	$6,319
Constant currency percent increase	2.3%	2.8%	3.6%	2.9%	2.9%	2.7%	4.3%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Revenue on a constant currency basis and adjusted for the impact of excise taxes is reconciled to service revenue as reported in the tables below.

Constant currency and excise tax impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000
Impact of foreign currencies on service revenue	(447)	(150)	709	808	516	1,350	1,486
Impact of excise taxes on service revenue	(384)	(283)	(2)	477	594	294	(670)
Service revenue - as adjusted for currency and excise taxes impact (3)	$145,946	$147,446	$148,634	$148,493	$150,285	$150,094	$150,816
Service revenue, as reported – prior sequential period	$143,901	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450
Constant currency and excise taxes increase	$2,045	$669	$755	$566	$3,077	$919	$2,366
Constant currency and excise tax percent increase	1.4%	0.5%	0.5%	0.4%	2.1%	0.6%	1.6%

(3)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency and excise tax impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000
Impact of foreign currencies on service revenue	(2,608)	(2,965)	(555)	916	1,914	3,417	4,246
Impact of excise taxes on service revenue	(785)	(1,513)	(911)	(192)	786	1,363	695
Service revenue - as adjusted for currency and excise taxes impact (4)	$143,384	$143,401	$146,461	$147,932	$151,875	$153,230	$154,941
Service revenue, as reported – prior year period	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879	$147,927
Constant currency and excise taxes increase	$2,469	$2,411	$4,159	$4,031	$5,098	$5,351	$7,014
Constant currency and excise tax percent increase	1.8%	1.7%	2.9%	2.8%	3.5%	3.6%	4.7%

(4)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior year period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Service revenue total	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	79,062	78,276	79,254	78,985	80,137	79,585	80,117
GAAP Gross Profit (1)	$67,715	$69,603	$68,673	$68,223	$69,038	$68,865	$69,883
Plus - Equity-based compensation – network operations expense	2,076	136	163	146	144	145	176
Plus – Depreciation and amortization expense	21,970	22,096	22,609	22,567	22,688	23,071	22,897
Non-GAAP Gross Profit (2)	$91,761	$91,835	$91,445	$90,936	$91,870	$92,081	$92,956
GAAP Gross Margin (1)	46.1%	47.1%	46.4%	46.3%	46.3%	46.4%	46.6%
Non-GAAP Gross Margin (2)	62.5%	62.1%	61.8%	61.8%	61.6%	62.0%	62.0%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide to investors, as they are measures that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted for Sprint acquisition costs. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted for Sprint acquisition costs. Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) – unaudited	As of June 30, 2022	As of September 30, 2022
Cash and cash equivalents & restricted cash	$349,847	$323,664
Debt
Capital (finance) leases – current portion	17,562	24,135
Capital (finance) leases – long term	236,652	263,750
Senior Secured 2026 Notes	500,000	500,000
Senior Unsecured 2027 Notes	450,000	450,000
Total debt	1,204,214	1,237,885
Total net debt	854,367	914,221
Trailing 12 months EBITDA, as adjusted for Sprint (T-Mobile Wireline) acquisition costs	230,775	232,921
Gross leverage ratio	5.22	5.31
Net leverage ratio	3.70	3.93

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2022 AND DECEMBER 31, 2021

(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$268,945	$319,609
Restricted cash	54,719	9,015
Accounts receivable, net of allowance for credit losses of $1,966 and $1,510, respectively	43,433	41,938
Prepaid expenses and other current assets	46,407	39,015
Total current assets	413,504	409,577
Property and equipment, net	503,763	457,880
Right-of-use leased assets	86,047	101,687
Deposits and other assets	17,388	15,413
Total assets	$1,020,702	$984,557
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$18,398	$11,923
Accrued and other current liabilities	67,290	39,057
Installment payment agreement, current portion, net of discount of $6	—	785
Current maturities, operating lease liabilities	11,784	12,197
Current maturities, finance lease obligations	24,135	17,048
Total current liabilities	121,607	81,010
Senior unsecured 2027 notes, net of unamortized debt costs of $1,228 and net of discount of $2,572	446,200	—
Senior secured 2026 notes, net of unamortized debt costs of $969 and $1,156, respectively, and net of discounts of $1,287 and $1,536, respectively	497,744	497,308
Senior unsecured 2024 Euro notes, net of unamortized debt costs of $2,121 and net of discount of $772	—	394,112
Operating lease liabilities, net of current maturities	99,438	111,794
Finance lease obligations, net of current maturities	263,750	228,822
Other long-term liabilities	83,728	44,609
Total liabilities	1,512,467	1,357,655
Commitments and contingencies:
Stockholders’ deficit:
Common stock, $0.001 par value; 75,000,000 shares authorized; 48,002,135 and 47,674,189 shares issued and outstanding, respectively	48	48
Additional paid-in capital	568,065	547,734
Accumulated other comprehensive loss — foreign currency translation	(28,413)	(11,003)
Accumulated deficit	(1,031,465)	(909,877)
Total stockholders’ deficit	(491,765)	(373,098)
Total liabilities and stockholders’ deficit	$1,020,702	$984,557

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022 AND SEPTEMBER 30, 2021

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021
	(Unaudited)	(Unaudited)
Service revenue	$150,000	$147,927
Operating expenses:
Network operations (including $176 and $163 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	57,220	56,645
Selling, general, and administrative (including $6,035 and $6,425 of equity-based compensation expense, respectively)	39,114	40,117
Acquisition costs – Sprint (T-Mobile Wireline)	2,004	—
Depreciation and amortization	22,897	22,609
Total operating expenses	121,235	119,371
Gains on lease transactions	(670)	—
Operating income	28,095	28,556
Interest expense	(17,948)	(14,273)
Change in valuation – interest rate swap	(16,923)	(3,076)
Foreign exchange gain – 2024 Euro Notes	—	10,169
Interest income and other expenses, net	(262)	648
Income before income taxes	(7,038)	22,024
Income tax expense	(969)	(8,704)
Net (loss) income	$(8,007)	$13,320

Comprehensive (loss) income:
Net (loss) income	$(8,007)	$13,320
Foreign currency translation adjustment	(7,752)	(3,818)
Comprehensive (loss) income	$(15,759)	$9,502

Net (loss) income per common share:
Basic net (loss) income per common share	$(0.17)	$0.29
Diluted net (loss) income per common share	$(0.17)	$0.28
Dividends declared per common share	$0.905	$0.805

Weighted-average common shares - basic	46,736,742	46,293,524

Weighted-average common shares - diluted	46,736,742	46,866,929

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND SEPTEMBER 30, 2021

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
	(Unaudited)	(Unaudited)
Service revenue	$447,625	$442,584
Operating expenses:
Network operations (including $465 and $2,375 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	171,183	169,920
Selling, general, and administrative (including $17,709 and $18,394 of equity-based compensation expense, respectively)	119,129	122,952
Acquisition costs – Sprint (T-Mobile Wireline)	2,004	—
Depreciation and amortization	68,659	66,675
Total operating expenses	360,975	359,547
(Loss) gains on lease termination and equipment transactions	(210)	18
Operating income	86,440	83,055
Interest expense	(45,594)	(44,345)
Change in valuation – interest rate swap	(45,703)	(3,076)
Foreign exchange gain - 2024 Euro Notes	31,561	23,759
Loss on debt extinguishment and redemption- 2024 Euro Notes	(11,885)	—
Loss on debt extinguishment and redemption- 2022 Notes	—	(14,698)
Interest income and other expenses, net	(462)	1,460
Income before income taxes	14,357	46,155
Income tax expense	(10,063)	(16,477)
Net income	$4,294	$29,678

Comprehensive (loss) income:
Net income	$4,294	$29,678
Foreign currency translation adjustment	(17,410)	(7,252)
Comprehensive (loss) income	$(13,116)	$22,426

Net income per common share:
Basic net income per common share	$0.09	$0.64
Diluted net income per common share	$0.09	$0.63

Dividends declared per common share	$2.64	$2.34

Weighted-average common shares - basic	46,759,632	46,290,452

Weighted-average common shares - diluted	47,097,580	46,825,948

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022 AND SEPTEMBER 30, 2021

(IN THOUSANDS)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(8,007)	$13,320
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	22,897	22,609
Amortization of debt costs and discounts	315	439
Equity-based compensation expense (net of amounts capitalized)	6,211	6,588
Gain on foreign exchange – 2024 Euro Notes	—	(10,169)
Gains - equipment transactions and other, net	2,223	(589)
Deferred income taxes	1,544	8,364
Changes in operating assets and liabilities:
Accounts receivable	426	(249)
Prepaid expenses and other current assets	(4,254)	(962)
Change in valuation – interest rate swap agreement	16,923	3,076
Accounts payable, accrued liabilities and other long-term liabilities	14,910	4,873
Deposits and other assets	382	118
Net cash provided by operating activities	53,570	47,418
Cash flows from investing activities:
Purchases of property and equipment	(23,971)	(21,959)
Net cash used in investing activities	(23,971)	(21,959)
Cash flows from financing activities:
Dividends paid	(42,729)	(37,654)
Principal payments on installment payment agreement	—	(1,498)
Principal payments of finance lease obligations	(9,859)	(4,890)
Proceeds from exercises of stock options	92	362
Net cash used in financing activities	(52,496)	(43,680)
Effect of exchange rates changes on cash	(3,286)	(787)
Net decrease in cash, cash equivalents and restricted cash	(26,183)	(19,008)
Cash, cash equivalents and restricted cash, beginning of period	349,847	373,963
Cash, cash equivalents and restricted cash, end of period	$323,664	$354,955

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND SEPTEMBER 30, 2021

(IN THOUSANDS)

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$4,294	$29,678
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,659	66,675
Amortization of debt costs, discounts and premiums	1,144	1,333
Equity-based compensation expense (net of amounts capitalized)	18,174	20,769
Loss on debt extinguishment and redemption – 2024 Euro Notes	11,885	—
Loss on debt extinguishment and redemption – 2022 Notes	—	14,698
Gains on foreign exchange – 2024 Euro Notes	(31,561)	(23,759)
Gains - equipment transactions and other, net	3,531	(347)
Deferred income taxes	4,682	11,922
Changes in operating assets and liabilities:
Accounts receivable	(3,103)	(159)
Prepaid expenses and other current assets	(9,404)	1,734
Change in valuation – interest rate swap agreement	45,703	3,076
Accounts payable, accrued liabilities and other long-term liabilities	23,144	8,676
Deposits and other assets	236	(23)
Net cash provided by operating activities	137,384	134,273
Cash flows from investing activities:
Purchases of property and equipment	(59,380)	(54,620)
Net cash used in investing activities	(59,380)	(54,620)
Cash flows from financing activities:
Dividends paid	(125,882)	(110,736)
Redemption and extinguishment – 2024 Euro Notes	(375,354)	—
Redemption and extinguishment – 2022 Notes	—	(459,317)
Net proceeds from issuance of senior unsecured 2027 Notes - net of debt costs of $1,290	446,010	—
Net proceeds from issuance of senior secured 2026 Notes - net of debt costs of $1,317	—	496,933
Principal payments on installment payment agreement	(790)	(5,845)
Principal payments of finance lease obligations	(20,958)	(16,826)
Proceeds from exercises of stock options	426	1,237
Net cash used in financing activities	(76,548)	(94,554)
Effect of exchange rates changes on cash	(6,416)	(1,445)
Net decrease in cash, cash equivalents and restricted cash	(4,960)	(16,346)
Cash, cash equivalents and restricted cash, beginning of period	328,624	371,301
Cash, cash equivalents and restricted cash, end of period	$323,664	$354,955

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of our pending acquisition of Sprint Communications, including delays or conditions on the obtaining of necessary regulatory approvals, our failure to close the acquisition or difficulties integrating our business with the acquired Sprint Communications business; the COVID-19 pandemic and the related government policies; future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2021 and our Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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